UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 15, 2005

            HMB Acceptance Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-121040	20-1116280
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Summit Blvd., Suite 100 Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 497-1000

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with the offering of the HomeBanc Mortgage Trust 2005-1 Mortgage Backed Notes (the “Notes”), Bear Stearns & Co., Inc., as an underwriter of the Notes (the “Underwriter”), has prepared certain materials (the “Collateral Term Sheets”) for distribution to potential investors.  Although HMB Acceptance Corp. provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheets filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheets” shall mean certain descriptive information about the mortgage loans underlying the offering of HomeBanc Mortgage Trust 2005-1 Mortgage Backed Notes, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheets will be filed hereby as Exhibit 99.1 and Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Collateral Term Sheet.

99.2

Collateral Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMB ACCEPTANCE CORP.

By: /S/ Alana L. Griffin

Name:  Alana L. Griffin

Title:    Senior Vice President

Dated: February 17, 2005

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Collateral Term Sheet

99.2

Collateral Term Sheet